EXHIBIT 99.6a



 ...and further certify that the following amendment to the Bylaws was adopted by the Sole Shareholder of Northern Life Insurance Company by Written Consent on the third Tuesday of March, 1991, and is now in full force and effect.

Dated this 10th day of April 1991.


                              ---------------
                              Brent M. Sampson


         RESOLVED, That Article II, Section 2, of the Bylaws of the Company be amended to read as follows:

                  The Board of Directors of the Company shall be comprised of ten members. Directors need not be shareholders of the Company or residents of the State of Washington.

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )


Brent M. Sampson, being duly sworn, deposes and says:

That he is an Assistant Secretary of Northern Life Insurance Company and is authorized to certify to the validity of the above resolution; that he has read the foregoing certification, including the resolution, knows the contents thereof and knows the same to be true.


                            ------------------
                            Brent M. Sampson
                            Assistant Secretary

SUBSCRIBED AND SWORN to before me this 10th day of April 1991.

                            Karin L. Larson
                            NOTARY PUBLIC in and for the
                            State of Washington; residing
                            at Seattle

                              ARTICLES OF AMENDMENT

         Pursuant to the provisions of RCW 48.07.070 of the Revised Code of Washington, the following Articles of Amendment to Articles of Incorporation are hereby submitted for filing.

ARTICLE 1. The name of record of the corporation is:

         Northern Life Insurance Company

ARTICLE 2. The amendments to the Articles of Incorporation as adopted are as follows:

         New Articles XI and XII shall be added, as follows:

                                   ARTICLE XI

                       Limitation of Directors' Liability

                  A Director shall have no liability to the corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating RCW 23A.08.450, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

                                   ARTICLE XII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1. RIGHT TO INDEMNIFICATION. Each person who was, or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or, while a director or officer, he or she is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the corporation, to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately determined that such director or officer entitled to be indemnified under this Section 1 or otherwise.

         Section 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 of this Article is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

         Section 3. NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

         Section 4. INSURANCE, CONTRACTS AND FUNDING. The corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may, without further shareholder action, enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

         Section 5. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The corporation may, by action of its board of directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

         ARTICLE 3. The amendments were adopted by Action by Written Consent of the Sole Shareholder of the company dated the ____ day of November 1987. All of the outstanding shares of every class of stock entitled to vote were voted in favor of the amendment. No exchange, reclassification or cancellation of issued shares shall be affected.

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )


         The undersigned, being first duly sworn, on oath depose and say that they are the President and Secretary of Northern Life Insurance Company, that they are authorized to, and hereby do, make this verification for and on behalf of said corporation; and that they have read the within and foregoing Articles of Amendment, know the contents thereof, and believe the same to be true.


                                       ----------------------
                                       PRESIDENT


                                       ----------------------
                                       SECRETARY


SUBSCRIBED AND SWORN to before me this 10th day of February 1987.


----------------------
Nomia L. McNeal

NOTARY PUBLIC in and for the State
of Washington, residing at Seattle
My appointment expires 10-28-89

                            ARTICLES OF INCORPORATION
                                       OF
                         NORTHERN LIFE INSURANCE COMPANY

                             Amended August 30, 1979


                                    ARTICLE I

                                NAME AND DURATION

         The name of the Company shall be NORTHERN LIFE INSURANCE COMPANY and its duration shall be perpetual.

                                   ARTICLE II

                                    PURPOSES

         The Company is formed for the purpose of doing any and all business and exercising every power and authority now or hereafter granted or authorized to be done or exercised by a life insurance company under the laws of the State of Washington, including but not limited to the following:

         A. LIFE INSURANCE. Issuing insurance on human lives and insurance appertaining thereto or connected therewith, including but not limited to the granting of annuities and endowment benefits, additional benefits in the event of death by accident, additional benefits in the event of the total and permanent disability of the insured, and optional modes of settlement of proceeds.

         B. DISABILITY INSURANCE. Issuing insurance against bodily injury, disablement or death by accident, disablement resulting from sickness, and every insurance appertaining thereto.

         The Company shall operate as a stock insurance company and may issue policies upon both the participating plan and the non-participating plan.

         The Company may make all investments authorized by law, including investments in real property for its home and branch offices; lease, manage and control as a landlord such space in its office buildings as is not immediately required by the Company for its own use; borrow money and issue its notes, bonds or debentures to evidence such indebtedness and mortgage and pledge its property to secure such indebtedness; and do any and all acts and things necessary or appropriate for carrying into effect any of the foregoing.

                                   ARTICLE III

                                    LOCATION

         The principal office and place of business of the Company shall be in the City of Seattle, or its suburbs, incorporated or not, within the County of King, and State of Washington.

                                   ARTICLE IV

                                  CAPITAL STOCK

         The capital stock of the Company shall be $1,500,000 divided into 100,000 shares of the par value of $15 each.

                                    ARTICLE V

                                    DIRECTORS

         The Company shall be governed by a Board of Directors of not less than five nor more than 15 members whose number, qualifications, terms of office, manner of election, power and duties and compensation shall be as stated in the Bylaws of the Company. The names and addresses of the directors who shall constitute the Board of Directors for an initial term of six months are as follows:

         NAME                               ADDRESS

         John S. Pillsbury, Jr.,            315 Woodhill Road
         Chairman of the Board              Wayzata, Minnesota 55391

         John E. Pearson                    5027 Wooddale Lane
                                            Edina, Minnesota 55424

         Donald E. Jondahl                  302 Parkers Lake Road
                                            Wayzata, Minnesota 55391

         George F. O'Leary                  12811 Excelsior Blvd.
                                            Hopkins, Minnesota 55343

         William F. Spanton                 4816 Roycar Road
                                            Edina, Minnesota 55435

                                   ARTICLE VI

                              SHAREHOLDER DIVIDENDS

         Dividends to shareholders may be declared from time to time by the Board of Directors subject to any restrictions imposed by the statutes of the State of Washington.

                                   ARTICLE VII

                                POLICY DIVIDENDS

         The Board of Directors shall determine from time to time what distribution out of the earnings of the Company shall be made to policyholders according to the terms of the various forms of policy contracts. Such distribution of earnings may be made by an equitable apportionment of holders of participating policies issued by the Company irrespective of the class and character of the risks, insureds or types of policies involved, or the Board of Directors may in its discretion classify the risks of the Company according to the various hazards covered or types of policies or insureds involved or otherwise as to the Board may appear equitable and distribute such earnings or any portion thereof to the holders of participating policies in each classification according to the experience of the Company in such classes or otherwise as the Board shall see fit.

                                  ARTICLE VIII

                                     BYLAWS

         The authority to make Bylaws for the Company is hereby vested in the Board of Directors subject to the power of the shareholders to change or repeal such Bylaws, but the Board of Directors shall not make or alter any Bylaws fixing their qualification, classification, term of office or compensation.

                                   ARTICLE IX

                               EXECUTIVE COMMITTEE

         Any number of the directors may be empowered by the Board of Directors to act as an Executive Committee subject to the pleasure of the Board, and such other committees, including a Finance Committee, may be empowered as provided in the Bylaws or by resolution of the Board of Directors.

                                    ARTICLE X

                                  INCORPORATORS

         The names and addresses of the incorporators of the Company are as follows:

         NAMES                          ADDRESS

1. John M. Davis                   7662 S.E. 22nd
                                   Mercer Island, Washington 98040

2. Ralph L. Hawkins, Jr.           2545 104th S.E.
                                   Bellevue, Washington 98004

3. James R. Madison                10515 S.E. 27th
                                   Bellevue, Washington 98004

4. C. Keith Allred                 9411 N.E. 126th Place
                                   Kirkland, Washington 98033

5. James W. Bates, Jr.             10632 S.E. 29th
                                   Bellevue, Washington 98004

                                 Item 24(b)6(b)

                                  CERTIFICATION

I, Brent M. Sampson, do hereby certify that I am the Assistant Secretary of the Northern Life Insurance Company, and further certify that the following amendment to the bylaws was adopted by the Board of Directors at a meeting held February 26, 1988, and is now in full force and effect.

Dated this 7th day of March 1988.


                                       ------------------
                                       Brent M. Sampson

         RESOLVED, That Article II, Section 2, of the Bylaws of the Company be amended to read as follows:

                  The Board of Directors of the Company shall be comprised of nine members. Directors need not be shareholders of the Company or residents of the State of Washington.

STATE OF WASHINGTON

COUNTY OF KING

Brent M. Sampson, being duly sworn, deposes and says:

This he is Assistant Secretary of the Northern Life Insurance Company and is authorized to certify to the validity of the above resolution; that he has read the foregoing certification, including the resolution, knows the contents thereof and knows the same to be true.


                                            ----------------
                                            Brent M. Sampson


SUBSCRIBED AND SWORN to before me this 7th day of March 1988.


                                            Nomia L. McNeal
                                            -----------------------------
                                            NOTARY PUBLIC in and for the
                                            state of Washington;
                                            residing at Seattle

FILED
IN THE OFFICE OF THE
INSURANCE COMMISSIONER
STATE OF WASHINGTON

MAR 9 1988


--------------------
RICHARD G. MARQUARDT
INSURANCE COMMISSIONER

                                  CERTIFICATION

I, Brent M. Sampson, do hereby certify that I am the Assistant Secretary of the Northern Life Insurance Company, and further certify that the following amendment to the bylaws was adopted by the Board of Directors at a meeting held February 26, 1987, and is now in full force and effect.

Dated this 26th of August 1987.


                                            -----------------
                                            Brent M. Sampson

         RESOLVED, That Article II, Section 2, of the Bylaws of the Company be amended to read as follows:

                  The Board of Directors of the Company shall be comprised of ten members. Directors need not be shareholders of the Company or residents of the State of Washington.


STATE OF WASHINGTON
COUNTY OF KING

Brent M. Sampson, being duly sworn, deposes and says:

That he is Assistant Secretary of the Northern Life Insurance Company and is authorized to certify to the validity of the above resolution; that he has read the foregoing certification, including the resolution, knows the contents thereof and knows the same to be true.


                                            ------------------
                                            Brent M. Sampson


SUBSCRIBED AND SWORN to before me this 26th day of August 1987.


                                            Beth Milanpay
                                            -----------------------------
                                            NOTARY PUBLIC in and for the
                                            state of Washington;
                                            residing at Seattle